Exhibit 99.1

SOURCE: India Globalization Capital, Inc.
December 29, 2011

IGC Announces Adjournment of Special Meeting of Shareholders

BETHESDA, MD--(Marketwire – Dec 29, 2011) - India Globalization Capital, Inc. (NYSE Amex: IGC), a company competing in the rapidly growing materials and infrastructure industry in India and China, announces that the Special Meeting of Shareholders held on December 28, 2011 has been adjourned to Friday, December 30, 2011 at 12:00 Noon (Eastern Time) to provide shareholders of IGC who have not yet cast their vote additional time to do so.

Ram Mukunda, CEO of IGC, said, “The acquisition of Ironman provides a platform that is immediately accretive.  While the holiday season has made it difficult for us to gather all the votes required to approve the acquisition, we are hopeful that by Friday we will get the necessary votes. We encourage you to please vote your shares, if you have not already done so.  Your support for this transaction will ensure that we start the New Year on a high note.”  If you need information on how to cast your vote, please contact us as set out below.

The proposals to be voted on at the meeting are as follows:

Proposal 1: Share Issuance Proposal for the approval of the issuance of 31,500,000 Common Shares to HK Ironman in exchange for 100% of the common stock of HK Ironman.
Proposal 2: Election of Director Proposal to elect Mr. Danny Qing Chang as one member of IGC’s Board of Directors to hold office as a Class A director for a period to expire at IGC’s 2014 annual meeting of stockholders, depending upon and subject to the approval of the Share Issuance Proposal above.
Proposal 3: The Compensation Proposal for the approval of the issuance of 3,150,000 Common Shares to executive officers and directors of HK Ironman and IGC subject to 12-month vesting upon the completion of 12 months of service following the closings of the acquisition.

The reconvened annual meeting will be held at the offices of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., 12505 Park Potomac Avenue, 6th Floor, Potomac, Maryland 20854. Shareholders who have already voted do not need to recast their votes.

Procedure to Vote:
IF you need information on how to vote your shares, please contact InvestorCom at 203-972-9300.  Alternatively, contact Claudia Grimaldi at IGC on 301-983-0998.

About IGC:
Based in Bethesda, Maryland, India Globalization Capital (IGC) is a materials and construction company operating in India.  We supply iron ore to China and rock aggregate to the infrastructure industry in India.  For more information about IGC, please visit IGC's Web site at www.indiaglobalcap.com.

Forward-looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms.  These forward-looking statements are based on the existing beliefs, assumptions, expectations, estimates, projections and understandings of the management of IGC concerning PRC Ironman with respect to future events at the time these statements are made.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict.  Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our competitive environment, infrastructure demands, iron ore availability and governmental, political, economic, legal and social conditions in India and China.

Factors that could cause actual results to differ, relate to the (i) ability of IGC to successfully execute on contracts and business plans, (ii) ability to raise capital and the structure of such capital including the exercise of warrants, (iii) exchange rate changes between the U.S. dollar, the Chinese RMB and the Indian rupee, (iv) weather conditions in China and India, (v) uncertainties with respect to the People's Republic of China’s legal and regulatory environment, and (vi) ability of the Company to access ports on the coasts of India.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in detail in IGC's amended Annual Report on Form 10-K for the year ended March 31, 2011 and in IGC’s Definite Proxy filed with the Securities and Exchange Commission on November 2, 2011 and December 9, 2011, respectively.

Contact Information
Investor Relations Contact:
Mr. John Selvaraj
301-983-0998